UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5    Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders of the Company was held on June 25, 2026. The following proposals were voted on with the results indicated below:

1.Election of a Board of Directors of 11 members to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Votes For	Votes Withheld	Abstain
Maurice J. Gallagher, Jr.	15,886,530	179,677	36,848
Gregory Anderson	16,000,972	69,075	33,008
Montie Brewer	15,220,342	849,125	33,588
Jude Bricker	15,953,525	109,844	39,686
Gary Ellmer	15,911,954	157,546	33,555
Ponder Harrison	16,006,745	64,431	31,879
Thomas Kennedy	16,040,729	22,363	39,963
Linda A. Marvin	15,866,996	199,042	37,017
Sandra Morgan	15,917,030	151,637	34,388
Charles Pollard	15,911,180	158,490	33,385
Jennifer Vogel	16,040,677	22,874	39,504

There were 1,219,357 broker non-votes with respect to the election of Directors.

2.Advisory vote approving executive compensation (proposal approved):

Votes For: 15,882,518
Votes Against: 150,236
Votes Abstaining: 70,301
Broker Non-votes: 1,219,357

3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (proposal ratified):

Votes For: 17,233,307
Votes Against: 57,573
Votes Abstaining: 31,532
Broker Non-votes: None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2026	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert J. Neal
	Name:	Robert J. Neal
	Title:	President and Chief Financial Officer